Exhibit 99.2

JANUARY 2019 ACQUISITION OF KINDERHOOK BANK CORP.

2 Forward-Looking Statement & Additional Information This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Community Bank System’s long-term goals, financial condition, results of operations, earnings, levels of net loan charge-offs and nonperforming assets, interest rate exposure and profitability. You can identify these forward-looking statements by use of such words as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” and other similar expressions. These statements are based on the current beliefs and expectations of Community Bank System’s management and are subject to significant risks and uncertainties, as outlined below. Forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: •risks related to credit quality, interest rate sensitivity and liquidity; •the strength of the U.S. Economy in general and the strength of the local economies where Community Bank System conducts its business; •the effect of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; •inflation, interest rate, market and monetary fluctuations; •the impact of the federal government shutdown; •the timely development of new products and services and customer perception of the overall value thereof (including, but not limited to, features, pricing and quality) compared to competing products and services; •the success of marketing efforts in attracting or retaining customers; •competition from providers of products and services that compete with Community Bank System’s businesses; •changes in consumer spending, borrowing and savings habits; •technological changes and implementation and cost/financial risks with respect to transitioning to new computer and technology based systems involving large multi-year contracts; •any acquisitions or mergers that might be considered or consummated by Community Bank System and the costs and factors associated therewith, including differences in the actual financial results of the acquisition or merger compared to expectations and the realization of anticipated cost savings and revenue enhancements; •Community Bank System’s ability to maintain and increase market share and control expenses; •the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting Community Bank System’s respective businesses, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and •changes in Community Bank System’s organization, compensation and benefit plans and in the availability of, and compensation levels for, employees in its geographic markets. You should refer to Community Bank System’s periodic and current reports filed with the Securities and Exchange Commission for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. In connection with the proposed merger, Kinderhook Bank Corp. will deliver a Proxy Statement, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Stockholders of Kinderhook Bank Corp. are urged to read the proxy statement and the other relevant materials when they are delivered because they will contain important information about the proposed transaction. Information regarding Kinderhook Bank Corp. may be obtained at www.nubk.com or by directing a request to Kinderhook Bank Corp., 1 Hudson Street, Kinderhook, New York 12106, Attention: Investor Relations, Telephone: (518) 758-7101. Information regarding Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov) or you may obtain copies of certain documents, free of charge from Community Bank System, Inc. by accessing its website at www.communitybankna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.” Kinderhook Bank Corp. and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of Kinderhook Bank Corp. in connection with the proposed merger. Information about the directors and executive officers of Kinderhook Bank Corp. and their ownership of Kinderhook Bank Corp. common stock will be set forth in the proxy statement to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 29, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

3 Transaction Highlights •Kinderhook Bank Corp. is a high quality, low risk partner •11 banking locations, contiguous with CBU’s current footprint •Additive demographically to CBU’s existing franchise •Immediately accretive transaction – 7 to 8 cents GAAP EPS; 9 to 10 cents cash EPS • Productive use of CBU’s strong and growing capital position Natural Market Extension into Attractive Capital District Markets with High Quality Partner

4 Transaction Assumptions & Impact Merger Consideration „XKinderhook shareholders will receive $62.00 per share of common stock in cash or approximately $93.4 million in aggregate. Full conversion of convertible preferred shares is assumed. Pricing Metrics „XP / 2018E EPS: 10.5x with fully phased-in cost saves „XP / Stated TBV: 1.93x Due Diligence „XCompleted detailed due diligence across all business lines Required Approvals „XKinderhook Bank Corp. shareholder approval; customary regulatory approvals Expected Closing „XSecond quarter of 2019 Key Financial Assumptions „XCost savings of approximately 30.0% of NUBK¡¦s non-interest expense base „XGross loan mark of $4.1 million equal to NUBK¡¦s loan loss reserves „XPre-tax restructuring charge of $9.0 to $10.0 million „XCDI of $9.8 million amortized over 8 years Financial Impact „XApproximately 7-8 cents GAAP EPS accretive in first full year; 9-10 cents cash EPS accretive Capital Impact „XProjected capital ratios at closing remain well above the regulatory requirements

5 Summary Natural market expansion into the attractive markets of the Capital District of New York State High quality, low risk franchise Appropriately priced transaction with compelling financial metrics .Transaction productively utilizes a portion of CBU’s strong and growing capital position Highly compatible community, employee and shareholder values „ÏCommunity Bank System has a history of successful integrations